Exhibit 3.22

AMENDED AND RESTATED

BY-LAWS

OF

SEITEL MANAGEMENT, INC.

(a Delaware corporation)

Effective: July 2, 2004

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of SEITEL MANAGEMENT, INC., (the “Corporation”) required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be such registered office as may be designated from time to time by the Board of Directors in the manner provided by law.

Section 1.2. Other Offices. The Corporation may also have offices at such other place or places, both within and outside the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or outside the State of Delaware, as the Board of Directors shall designate and as shall be stated in the notice of the meeting.

Section 2.2. Annual Meetings. Annual meetings of the stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors of the Corporation and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date and hour of the meeting shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 2.4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Chairman of the Board, the President or by order of the Board of

Directors, and shall be called by the Secretary at the request in writing of stockholders holding not less than 10% of all votes entitled to be considered at the special meeting. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.5. Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

Section 2.6. Quorum. The holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7. Order of Business. The order of business at annual meetings of stockholders and, so far as practicable, at other meetings of stockholders shall be determined by the Board of Directors in consultation with the Chairman of the Board.

Section 2.8. Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, on each matter submitted to a vote at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by such stockholder and registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to the provisions of Section 10.5 of these By-Laws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of stockholders by the stockholder entitled thereto, in person or by such stockholder’s proxy appointed by an instrument in writing subscribed by such stockholder or by such stockholder’s attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the presiding officer of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such presiding officer that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, and shall state the number of shares voted.

Section 2.9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by the Secretary or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10. Inspectors of Votes. The presiding officer of the meeting may appoint two inspectors of votes to act at each meeting of the stockholders, unless the Board of Directors shall have theretofore made such appointments. Each inspector of votes shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of votes at the meeting with strict impartiality and according to the best of such inspector’s ability. Such inspectors of votes, if any, shall take charge of the ballots, if any, at the meeting, and after the balloting on any question, shall count the ballots cast and shall make a report in writing to the secretary of the meeting of the results of the balloting. An inspector of votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an inspector of votes on any question other than a vote for or against such officer’s election to any position with the Corporation or on any other question in which such officer may be directly interested.

Section 2.11. Stockholder Action Upon Written Consent. In accordance with and subject to the provisions of Section 228 of the Delaware General Corporation Law any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a written vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all powers of the Corporation and take all lawful acts as are not by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or taken by the stockholders.

Section 3.2. Number, Term, Election and Qualification of Directors. The number of directors comprising the entire Board of Directors shall be fixed at three (3) in number. Thereafter, the number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

Section 3.3. Removal. Any director may be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election.

Section 3.4. Resignations. Any director may resign at any time by giving written notice of such director’s resignation to the Corporation, effective at the time specified therein or, if not specified, immediately upon its receipt by the Corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.

Section 3.5. Vacancies. Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and shall have qualified.

Section 3.6. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 3.7. Chairman of the Board. The Board of Directors may elect a Chairman of the Board, who shall be a director but need not otherwise be an officer of the Corporation. Except as otherwise provided in these By-Laws, the Chairman of the Board, if any, shall preside, when present, at all meetings of stockholders and at all meetings of the Board of Directors. The Chairman of the Board shall advise and counsel the President and other officers of the Corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to the Chairman of the Board by the Board of Directors.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1. Time and Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, at such time and places as it determines.

Section 4.2. Annual Meetings. Except as otherwise determined by the Board of Directors, the first meeting of each newly elected Board shall be held immediately following the annual meeting of stockholders at which the Board is elected and at the same place as such meeting, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. If such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 4.3. Regular Meetings—Notice. Regular meetings of the Board of Directors may be held without notice.

Section 4.4. Special Meetings—Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or a majority of the directors on 48 hours’ notice to each director, either personally or by telephone or mail; special meetings shall be called by the Secretary in like manner and on like notice on the written request of the Chairman of the Board, the President, or two directors. Notice of any such meeting need not be given to any director, however, if waived by any such director in writing, or if such director shall be present at the meeting.

Section 4.5. Quorum and Manner of Acting. At all meetings of the Board of Directors, 50% of the directors at the time in office (but not less than one-third of the total number of directors constituting the whole Board of Directors pursuant to the Certificate of Incorporation) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6. Actions Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case maybe, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 5.2. Committee Minutes. Each committee shall keep regular minutes of its meetings and regularly report the same to the Board of Directors.

Section 5.3. Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 4.1 through 4.6 and Article VI of these By-Laws, with such changes in the context of these By-Laws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that: (i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; and (ii) special meetings of committees may also be called by resolution of the Board of Directors. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

ARTICLE VI

ELECTRONIC TRANSMISSION AND REMOTE COMMUNICATION

Section 6.1. Electronic Transmission. For the purposes of this Article VI, “electronic transmission” shall mean any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 6.2. Notices to Directors. Anything to the contrary notwithstanding in Section 4.3 and 4.4 of these By-Laws, any notice permitted or required to be given to any director shall be sufficient if given, in addition to any other permitted means or manner of delivery, by electronic transmission.

Section 6.3. Action by Board of Directors Without a Meeting. Anything to the contrary notwithstanding in Section 4.6 of these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, in addition to any other means or manner otherwise provided for, may be taken by electronic transmission.

ARTICLE VII

NOTICES

Section 7.1. Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 7.2. Authorized Notices. Unless otherwise specified herein, the Secretary or such other person or persons as the President designates shall be authorized to give notices for the Corporation.

ARTICLE VIII

OFFICERS

Section 8.1. Description. The elected officers of the Corporation shall be a President, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary and a Treasurer, and, as provided in Article III, a Chairman of the Board. The Board of Directors by resolution shall also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. The same person may hold any two or more offices.

Section 8.2. Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect and appoint the officers to fill the positions designated in Section 8.1.

Section 8.3. Salaries. The Compensation Committee shall fix all salaries of all elected officers of the Corporation.

Section 8.4. Term. An officer of the Corporation shall hold office until such officer resigns or such officer’s successor is chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the whole Board of Directors. The Board of Directors shall fill any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 8.5. President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all bonds, evidences of indebtedness, deeds, leases, contracts and other obligations in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; and to exercise such other powers and duties as may be designated in accordance with these By-Laws and as from time to time may be assigned to the President by the Board of Directors.

Section 8.6. Vice Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, in the order of their election) shall have the authority to agree upon and execute all bonds, evidences of indebtedness, deeds, leases, contracts and other obligations in the name of the Corporation and affix the corporate seal thereto; and to sign stock certificates, subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, or the President may from time to time prescribe.

Section 8.7. Secretary and Assistant Secretaries.

(a) The Secretary or an Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall be under the supervision of the Chairman of the Board and the President and shall perform such other duties as may be prescribed by the Chairman of the Board or the President. The Secretary shall have charge of the seal of the Corporation and have authority to affix the seal to any instrument requiring it. When so affixed, the seal shall be attested by the signature of the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer, which may be a facsimile. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. The Secretary shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the Secretary of a corporation.

(b) Assistant Secretaries shall assist the Secretary, and in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

Section 8.8. Treasurer and Assistant Treasurers.

(a) The Treasurer shall perform all the duties customary to that office, and shall have the responsibility for and custody over all funds and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall have the authority to endorse for deposit or collection, or otherwise, all commercial paper payable to the Corporation, and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall be responsible for all terms of credit granted by the Corporation and for the collection of all its accounts. The Treasurer shall have the authority to execute and deliver bonds, deeds, contracts and stock certificates of and for the Corporation, and to affix the corporate seal thereto by handwritten or facsimile signature and all other powers customarily appertaining to such office, except to the extent otherwise limited or enlarged. The Treasurer shall be under the supervision of the President and shall perform such other duties as may be prescribed to the Treasurer by the President.

(b) Assistant Treasurers shall assist the Treasurer and, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 8.9. Controller and Assistant Controllers.

(a) The Controller, if one is elected by the Board, shall be the Chief Accounting Officer of the Corporation. The Controller shall be responsible for all matters pertaining to the accounts of the Corporation, its subsidiaries and divisions, with the supervision of the books of account, their installation, arrangement and classification. The Controller shall maintain adequate records of all assets, liabilities and transactions; see that an adequate system of internal audit thereof is regularly maintained; coordinate the efforts of the Corporation’s independent public accountants in its external audit program; receive, review, and consolidate all operating and financial statements of the Corporation and its various departments and subsidiaries; and prepare financial statements, reports and analyses. The Controller shall have supervision of the accounting practices of the Corporation and of each subsidiary and division of the Corporation and shall prescribe the duties and powers of the accounting personnel of the subsidiaries and divisions. The Controller shall cause to be maintained an adequate system of financial control through a program of budgets, financial planning and interpretive reports. The Controller shall initiate and enforce accounting measures and procedures whereby the business of the Corporation and its subsidiaries and divisions shall be conducted with the maximum efficiency and economy. The Controller shall have all other powers customarily appertaining to the office of controller, except to the extent otherwise limited or enlarged. The Controller shall be under the supervision of the President.

(b) The Assistant Controllers, if one is elected by the Board, shall assist the Controller, and if the Controller is unavailable, perform the duties and exercise the powers of the Controller.

ARTICLE IX

INDEMNIFICATION

Section 9.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 9.2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section 9.1 or otherwise.

The Corporation may indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become an employee of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee of another Corporation or of a partnership, joint venture, trust or otherwise in the same manner and to the extent and subject to such conditions as the Corporation shall determine as provided in the first paragraph of this Section 9.1.

Section 9.2. Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article IX is not paid in full by the Corporation within thirty days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.3. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 9.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 9.5. Indemnification of Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

Section 9.6. Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 9.7. Definitions. For purposes of this Article IX, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE X

CERTIFICATES REPRESENTING STOCK

Section 10.1. Right to Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares owned by such holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 10.2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 10.3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.

Section 10.4. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 10.5. Record Date. The Board of Directors may fix, in advance, a record date for stockholders’ meetings or for any other lawful purpose, which shall be no fewer than 10 nor more than 60 days before the date of the meeting or other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 10.6. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

ARTICLE XI

GENERAL PROVISIONS

Section 11.1. Dividends. Dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors (but not any committee thereof) at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock or other securities.

Section 11.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 11.3. Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

Section 11.4. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 11.5. Corporate Seal. The Board of Directors may provide for a corporate seal, which shall have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors. The corporate seal, if any, may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 11.6. Certificate of Incorporation. To the extent of any inconsistency between these By-Laws and the Certificate of Incorporation of the Corporation, the terms and provisions of the Certificate of Incorporation shall control for all purposes.

ARTICLE XII

AMENDMENTS

Section 12.1. Amendments to By-Laws. Except as set forth below or in the Amended and Restated Certificate of Incorporation, these By-Laws may be adopted, amended or repealed by a majority of the voting power of the stockholders entitled to vote or by the majority of members of the Board of Directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal By-Laws, except as otherwise provided in the Certificate of Incorporation.

[Remainder of this page intentionally left blank]

Adopted this 2nd day of July 2004.

Marcia H. Kendrick
Name:	Marcia H. Kendrick
Title:	Secretary

15